Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-202081) on Forms S-8 of our report dated July 1, 2019, appearing in this Annual Report on Form 11-K of Pathfinder Bank 401(K) Savings Plan for the year ended December 31, 2018.

/s/ Bonadio & Company, LLP
Bonadio & Company, LLP
Syracuse, New York
July 1, 2019